EXHIBIT "G"

                      Compliance Certificate

                   COMPLIANCE CERTIFICATE


   TO: TEXAS COMMERCE BANK, NATIONAL ASSOCIATION
       2200 Ross Avenue
       Post Office Box 660197
       Dallas, Texas   75266-0197
       Attention:  R. Britt Langford

   Gentlemen:

     The undersigned is the chief executive officer or the chief financial officer of EL CHICO RESTAURANTS, INC., a Texas corporation (the "Borrower"), and is authorized to make and deliver this certificate pursuant to that certain Loan Agreement dated as of September 21, 1993, between the Borrower and Texas Commerce Bank, National Association, a national banking association (the "Lender") (such Loan Agreement, as the same may be amended, supplemented or modified from time to time, being hereinafter referred to as the "Loan Agreement"). All terms defined in the Loan Agreement shall have the same meaning herein.

     In connection with the foregoing and pursuant to the terms and provisions of the Loan Agreement, the undersigned hereby certifies to the Lender that the following statements are true and correct:

          A. Representations and Warranties. The representations and warranties contained in Article VIII of the Loan Agreement and in each of the other Loan Documents are true and correct on and as of the date hereof with the same force and effect as if made on and as of such date.

          B. Financial Covenants. The information set forth below is true and correct based upon the financial statements delivered herewith as of the last day of the fiscal quarter next preceding the date of this certificate:

            (1)  Current Ratio as of ____________, 19___:
                 (a) Consolidated Current Assets as of such
                     date . .     $
                 (b) Consolidated Current Liabilities as of such
                     date . .     $
                 (c) Ratio of Line (a) to Line (b). . ______:______
                 (d) Minimum Current Ratio required by
                     Section 11.1 of Loan Agreement . .50 to 1.0
                 (e) Borrower in compliance with Current Ratio
                     covenant?  (Check whichever is true)

                      ______  yes
                      ______  no

            (2) Coverage Ratio as of ____________, 19___ (for the 12-month period then ended):

                 (a) Consolidated net income. . . . . $
                 (b) Depreciation.                    $
                 (c) Amortization.                    $
                 (d) Interest expense . . . . . . . . $
                 (e) Provision for taxes, less taxes actually
                     paid . .                         $
                 (f) Operating lease expense. . . . . $
                 (g) Sum of Lines (a), (b), (c), (d), (e) and (f) $
                 (h) Current maturities of long-term Debt  $
                 (i) Outstanding Advances . . . . . .   $
                 (j) Ten percent (10%) of Line (i). .   $
                 (k) Adjusted CMLTD (greater of Lines (h)
                     and (j)). . .                    $
                 (l) Sum of Lines (d), (f) and (k). .      $
                 (m) Ratio of Line (g) to Line (l). . _____ to _____
                 (n) Minimum Coverage Ratio required by
                     Section 11.2 of Loan Agreement . 1.5 to 1.0
                 (o) Borrower in compliance with Coverage
                     Ratio?  (Check whichever is true):

                          _____  yes
                          _____  no

            C. Reports. Indicated below are the reports required to be delivered on or before the date hereof under Section 9.1 of the Loan Agreement and the reports actually delivered herewith:

            (1) Annual Financial Statements. The annual audited financial report for Borrower's fiscal year ending __________, 19___, provided for in Section 9.1(a) of the Loan Agreement, is to be delivered within 120 days after the above date and accompanied by a Compliance Certificate complete with calculations. If required to be delivered, Borrower has indicated below whether or not Borrower has complied with such requirement. (Check whichever is applicable):

                      Required       Delivered

                      ____ yes       ____ yes
                      ____ no        ____ no

            (2)  Quarterly Financial Statements.  The unaudited
                    financial report for Borrower's fiscal quarter ending _______, 19___, provided for in Section 9.1(b) of the Loan Agreement, is required to be delivered within 45 days after the above date for the first three quarters of each fiscal year of the Borrower, and within 60 days after the end of the last quarter of each fiscal year of Borrower, and accompanied by a Compliance Certificate complete with calculations. Borrower has indicated below whether or not Borrower has complied with such requirement. (Check whichever is applicable):

                      Required       Delivered

                    X       yes      _____ yes
                            no       _____ no

                 The unaudited financial report of the Borrower and the
                    Subsidiaries delivered herewith was prepared in accordance with GAAP and fairly and accurately presents (subject to year-end audit adjustments) the financial condition and results of operations of the Borrower and the Subsidiaries, on a consolidated basis, at the date and for the periods indicated therein.

            (3)  Annual Budget.  The annual budget provided for in
                    Section 9.1(d) of the Loan Agreement is required to be delivered within 45 days after the end of the last quarter of Borrower's fiscal year. Borrower has indicated below whether Borrower has complied with such requirement. (Check whichever is applicable):

                      Required       Delivered

                      _____ yes      _____ yes
                      _____ no       _____ no

       The undersigned hereby certifies that the above information and calculations are true and correct and not misleading as of the date hereof, and that no Default or Event of Default has occurred and is continuing.


                              BORROWER:

                              EL CHICO RESTAURANTS, INC.



                              By:
                                 Name:
                                 Title:

Dated as of:
             [insert date of
             Requested Advance]



FILE: COMCERT
082096 v2
147:13312-67